Exhibit 99.1
For use with grants to senior executive officers and highly compensated employees subject to TARP’s incentive compensation restrictions
Associated Banc-Corp
2003 LONG-TERM INCENTIVE STOCK PLAN
RESTRICTED STOCK GRANT AGREEMENT
     This RESTRICTED STOCK GRANT AGREEMENT (this “Agreement”) is effective as of [                                        ], by and between Associated Banc-Corp on behalf of its affiliates and subsidiaries (collectively referred to as the “Company”) and [                                        ] (the “Employee”).
RECITALS
     A. The Employee is a Participant and has been selected by the Committee to receive a grant of Restricted Stock pursuant to the terms of the Associated Banc-Corp 2003 Long-Term Incentive Stock Plan (the “Plan”). Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.
     B. As provided in the Plan, the Company and the Employee desire to set forth the terms of a Restricted Stock grant to the Employee by entering into this Restricted Stock Grant Agreement (this “Agreement”).
AGREEMENTS
     In consideration of the Recitals and the mutual agreements set forth herein, the parties agree as follows:
     1. Effect of the Plan. The provisions of the Plan are hereby incorporated by reference into this Agreement and the parties acknowledge the binding nature of such provisions. The Employee acknowledges that he or she has received a copy of the Plan and is familiar with its terms. The provisions of the Plan shall control in the event of any conflict with this Agreement.
     2. Grant of Restricted Stock. The Company hereby grants to the Employee [___] shares of restricted common stock of the Company (the “Restricted Stock”) on [                    ], 20[___] (the “Grant Date”).

     3. Transfer Restrictions. The Employee shall not Transfer any Restricted Stock or any interest therein, except as permitted by this Agreement. For the purposes of this Agreement, the term “Transfer” means any sale, assignment, pledge, encumbrance or other hypothecation. Any attempted Transfer of any Restricted Stock that does not comply with the provisions of this Agreement shall be invalid and of no effect.
     4. Forfeiture of Shares. In the event that the Employee ceases to provide substantial services to the Company (as determined under Section 5(b) below) for any or no reason (including death or disability) before all of the Restricted Stock Vests (see Section 5 below), the Employee shall immediately forfeit (a “Forfeiture Event”) all of the shares of Restricted Stock that have not yet Vested (“Unvested Shares”) (including dividend rights with respect to such shares) upon the date such cessation of substantial services is effective. The Company shall deliver written notice to the company’s transfer agent (with a copy to the Employee or the Employee’s executor) of a Forfeiture Event. Upon delivery of such notice, the Company shall become the legal and beneficial owner of the Restricted Stock and all rights and interests therein or relating thereto.
     5. Vesting of Shares.
     (a) For the purposes of this Agreement, Restricted Stock “Vests” or becomes “Vested” in accordance with Section 5(b) below.
     (b) Restricted Stock shall Vest pursuant to the terms set forth below.
          (i) The Restricted Stock shall Vest in twenty-five percent (25%) increments based upon the extent to which the Company has repaid the aggregate financial assistance received by the Company under the Troubled Asset Relief Program under the Emergency Economic Stabilization Act of 2008, as amended (the “TARP Assistance”), provided that the Employee continues to provide substantial services to the Company (as provided under Section 5(b)(iii) below) through the date of each such repayment increment:

Vested Percentage	TARP Assistance Repaid

0%	Less than 25%
25%	25% to 49%
50%	50% to 74%
75%	75% to 99%
100%	100%
          (ii) Notwithstanding Section 5(b)(i) above, no Restricted Stock shall Vest if the Employee does not continue to perform substantial services to the Company for at least two (2) years after the Grant Date; provided that the requirement in this Section

5(b)(ii) shall not apply if, prior to the second anniversary of the Grant Date, the Employee ceases to provide substantial services to the Company due to the Employee’s death or disability, or a change in control event (as defined in 26 CFR 1.280G-1, Q&A-27 through 29 or as defined in 26 CFR 1.409A-3(i)(5)(i)) with respect to the Company. Upon any such cessation of substantial services due to Employee’s death or disability, or such a change in control event, the Employee shall be Vested in any Restricted Stock that as of such date satisfied the TARP repayment requirements set forth in Section 5(b)(i) above and any remaining Unvested Shares shall be forfeited pursuant to Section 4 above.
          (iii) For purposes of this Agreement, the Employee shall be deemed to have ceased to provide substantial services to the Company when the Company and the Employee reasonably anticipate that the level of bona fide services the Employee will perform after such date (whether as an employee or as an independent contractor) will permanently decrease to less than fifty percent (50%) of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding thirty-six (36) month period (or the full period of services to the Company if the Employee has been providing services to the Company for fewer than thirty-six (36) months). The foregoing shall be interpreted consistent with Treasury Regulation Section 1.409A-1(h) and any applicable guidance related thereto.
     (c) The shares of Restricted Stock that have Vested shall be delivered to the Employee pursuant to Section 7.
     6. Transfer of Restricted Stock. The Company shall credit the shares of Restricted Stock to the Employee through a book entry on the records kept by the Company’s transfer agent (subject to Sections 3, 4 and 5 above). As a further condition to the Company’s obligations under this Agreement, the Company may require the spouse of the Employee, if any, to execute and deliver to that Company the Consent of Spouse attached hereto as Exhibit A.
     7. Legends. The share certificate evidencing the Restricted Stock, if any, issued hereunder shall be endorsed with any legend required under the Plan and applicable state securities laws.
     8. Adjustment for Stock Split. All references to the number of shares of Restricted Stock in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the shares of Restricted Stock that may be made by the Company after the date of this Agreement.
     9. Tax Consequences. The Employee has reviewed with the Employee’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Employee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Employee understands that the Employee (and not the Company) shall be responsible for the Employee’s own tax liability that may arise as a result of the transactions contemplated by this Agreement. The Employee understands that Section 83 of the Internal Revenue Code of 1986, as amended (“Code”) taxes as ordinary income the difference between the purchase price for the Restricted Stock and the fair market value of the Restricted Stock as of the date any restrictions on the Restricted Stock lapse. The Employee understands that the Employee may elect to be taxed at the time the Restricted Stock is granted rather than when the Restricted Stock Vests by filing an election under Code Section 83(b) with the Internal Revenue Service within 30 days from the date of purchase. If the Employee files a Code Section 83(b) election with respect to any of the Restricted Stock, the Employee shall immediately notify the Company.
     THE EMPLOYEE ACKNOWLEDGES THAT IT IS THE EMPLOYEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY ANY ELECTION UNDER CODE SECTION 83(b), EVEN IF THE EMPLOYEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE EMPLOYEE’S BEHALF.
     10. General Provisions.
     (a) This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of Wisconsin. This Agreement, subject to the terms and conditions of the Plan, represents the entire agreement between the parties with respect to the grant of the Restricted Stock to the Employee. The parties each submit and consent to the jurisdiction of the courts in the State of Wisconsin, Brown County, in any action brought to enforce or otherwise relating to this Agreement.
     (b) Any notice, demand or request required or permitted to be given by either the Company or the Employee pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.
     (c) The rights of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of the Employee under this Agreement may only be assigned with the prior written consent of the Company.
     (d) Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party’s right to assert any other legal remedy available to it.
     (e) The Employee agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.
     (f) The Employee acknowledges and agrees that the Vesting of the Restricted Stock pursuant to Section 5 above is earned only by continuing employment at the will of the Company (and not through the act of being hired). The Employee further acknowledges and agrees that this Agreement, the transactions contemplated hereunder and the Vesting schedule set forth herein do not constitute an express or implied promise of continued employment for the Vesting period, for any period, or at all, and shall not interfere with the Employee’s right or the Company’s right to terminate the employment relationship at any time, with or without cause.
     (g) To the extent determined necessary by the Company, this grant of Restricted Stock shall be subject to (i) the terms and conditions of the Troubled Asset Relief Program (“TARP”) under the Emergency Economic Stabilization Act of 2008, as amended, including the Interim Final Rule published by the Department of the Treasury on June 15, 2009, and any other rules and regulations that are applicable to the Company pursuant to its participation in the TARP, as they may be promulgated and/or amended from time to time; and (ii) any other compensation limitations that may become applicable to the Employee pursuant to laws or other rules, regulations or written guidance issued pursuant to the authority of the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation or other applicable federal or state regulatory agency (collectively, the “Compensation Requirements”). Notwithstanding anything in this Agreement to the contrary, (1) no payment or benefit hereunder will be provided to the Employee if any such payment or benefit would violate any applicable Compensation Requirements and (2) the Company may amend this Agreement at any time to the extent it determines necessary to comply with any applicable Compensation Requirements.
[Signature Page Follows]

Dated effective as of the date first written above.

ASSOCIATED BANC-CORP

By:
Name:
Title:

Attest:

Brian R. Bodager, Chief Administrative Officer, General Counsel and Corporate Secretary
     By signing below, the Employee represents that he or she is familiar with the terms and provisions of the Plan, and hereby accepts this Agreement subject to all of the terms and provisions thereof. The Employee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. The Employee agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.

Employee

EXHIBIT A
CONSENT OF SPOUSE
     I,                                         , spouse of                     , have read and approve the foregoing Restricted Stock Grant Agreement (the “Agreement”). In consideration of the Company’s grant to my spouse of shares of Associated Banc-Corp, as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.
Dated: _______________, _____

Signature of Spouse